Exhibit 99.1

Contacts:

Media Contact	Investor Contact
Len Dieterle	Brian Denyeau
Aspen Technology	ICR for Aspen Technology
+1 781-221-4291	+1 646-277-1251
len.dieterle@aspentech.com	brian.denyeau@icrinc.com

Aspen Technology Announces Financial Results for the
Third Quarter of Fiscal 2023

Bedford, Mass. – April 26, 2023 - Aspen Technology, Inc. (AspenTech) (NASDAQ: AZPN), a global leader in industrial software, today announced financial results for its third quarter of fiscal 2023, ended March 31, 2023.

“AspenTech’s third quarter performance was highlighted by a return to double-digit ACV growth, driven by ongoing strength in several of our key markets. We believe this performance, in the midst of an uncertain economic environment, is an important indication of the strategic importance of AspenTech’s solutions to our customers,” said Antonio Pietri, President and Chief Executive Officer of AspenTech.

“We have made significant progress on our integration and transformation initiatives that have combined OSI, SSE and heritage AspenTech together to create a much larger, diversified and faster growing industrial software leader,” Pietri added. “We believe AspenTech is well-positioned to generate attractive, long-term growth and profitability given the positive demand trends in our end-markets as customers increase their technology investments to meet their sustainability and operational excellence objectives.”

Third Quarter and Fiscal Year 2023 Recent Business Highlights

•Annual contract value, which we define as the estimate of the annual value of our portfolio of term license and software maintenance and support, or SMS, contracts, the annual value of SMS agreements purchased with perpetual licenses and the annual value of standalone SMS agreements purchased with certain legacy term license agreements, which have become an immaterial part of our business, was $854.6 million at the end of the third quarter of fiscal 2023, which increased 11.2% compared to the third quarter of fiscal 2022.

•Annual spend for heritage AspenTech, which the company defines as the annualized value of all term license and maintenance contracts at the end of the quarter for the businesses other than OSI and SSE, was $712.0 million at the end of the third quarter of fiscal 2023, which increased 8.6% compared to the third quarter of fiscal 2022 and 2.1% sequentially.

Summary of Third Quarter Fiscal Year 2023 Financial Results

As a result of the transaction between AspenTech and Emerson Electric Co.(“Emerson”), EmerSubCX, the subsidiary Emerson created as part of the transaction, became the surviving entity when the transaction closed on May 16, 2022. The comparable periods shown in the financial statements below for fiscal year 2022 reflect only the historical results of the OSI and SSE businesses that were contributed to new AspenTech.

AspenTech’s total revenue of $229.9 million included:

•License and solutions revenue, which represents the portion of a term license agreement allocated to the initial license and OSI revenue where software and professional services are recognized as one performance obligation, was $136.3 million in the third quarter of fiscal 2023, compared to $50.8 million in the third quarter of fiscal 2022.

•Maintenance revenue, which represents the portion of customer agreements related to ongoing support and the right to future product enhancements, was $77.3 million in the third quarter of fiscal 2023, compared to $27.3 million in the third quarter of fiscal 2022.

•Services and other revenue was $16.3 million in the third quarter of fiscal 2023, compared to $6.5 million in the third quarter of fiscal 2022.

For the quarter ended March 31, 2023, AspenTech reported loss from operations of $78.5 million, compared to loss from operations of $2.7 million in the third quarter of fiscal 2022.

Net loss was $57.6 million for the quarter ended March 31, 2023, leading to net loss per share of $0.89, compared to net loss per share of $0.09 in the same period of last fiscal year.

Non-GAAP income from operations was $66.8 million for the third quarter of fiscal 2023. Non-GAAP net income was $69.1 million, or $1.06 per share, for the third quarter of fiscal 2023. These non-GAAP results add back the impact of stock-based compensation expense, amortization of intangibles, fees related to acquisitions and integration planning and unrealized loss less realized gain on derivatives associated with acquisitions. A reconciliation of GAAP to non-GAAP results is presented in the financial tables included in this press release.

AspenTech had cash and cash equivalents of $286.7 million and no borrowings as of March 31, 2023.

During the third quarter, AspenTech generated $131.0 million in cash flow from operations and $129.3 million in free cash flow. Free cash flow1 is calculated as net cash provided by operating activities adjusted for the net impact of: purchases of property, equipment and leasehold improvements and payments for capitalized computer software development costs.

Business Outlook
Based on information as of today, April 26, 2023, AspenTech is issuing the following guidance for fiscal year 2023. Please note this guidance does not include any contribution from the acquisition of Micromine, which is pending final regulatory approval.

•Annual Contract Value (“ACV”) growth of 11.0-12.0% year-over-year.
•GAAP operating cash flow of at least $324 million
•Free cash flow1 of at least $315 million
•Total bookings of $1.03 to $1.06 billion
•Total revenue of $1.04 to $1.06 billion
•GAAP total expense of $1,219 to $1,224 million
•Non-GAAP total expense of $642 to $647 million
•GAAP operating loss of $179 to $164 million
•Non-GAAP operating income of $398 to $413 million
•GAAP net loss of $110 to $97 million
•Non-GAAP net income of $372 to $385 million
•GAAP net loss per share of $1.68 to $1.48
•Non-GAAP net income per share of $5.63 to $5.83

These statements are forward-looking and actual results may differ materially. Refer to the Forward-Looking Statements safe harbor below for information on the factors that could cause AspenTech’s actual results to differ materially from these forward-looking statements.

1. Effective January 1, 2023, we no longer exclude acquisition and integration planning related payments from our computation of free cash flow. Free cash flow for all prior periods presented has been revised to the current period computation methodology.

Use of Non-GAAP Financial Measures

This press release contains “non-GAAP financial measures” under the rules of the U.S. Securities and Exchange Commission (the "SEC"). Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles. This non-GAAP information supplements, and is not intended to represent a measure of performance in accordance with, disclosures required by generally accepted accounting principles, or GAAP. Non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP. A reconciliation of GAAP to non-GAAP results is included in the financial tables included in this press release.

Management considers both GAAP and non-GAAP financial results in managing AspenTech’s business. As the result of adoption of new licensing models, management believes that a number of AspenTech’s performance indicators based on GAAP, including revenue, gross profit, operating income and net income, should be viewed in conjunction with certain non-GAAP and other business measures in assessing AspenTech’s performance, growth and financial condition. Accordingly, management utilizes a number of non-GAAP and other business metrics, including the non-GAAP metrics set forth in this press release, to track AspenTech’s business performance. None of these non-GAAP metrics should be considered as an alternative to any measure of financial performance calculated in accordance with GAAP.

Conference Call and Webcast

AspenTech will host a conference call and webcast presentation on April 26, 2023, at 4:30 p.m. ET to discuss its financial results, business outlook, and related corporate and financial matters. A live webcast of the call will be available on AspenTech's Investor Relations website, http://ir.aspentech.com/, via its "Webcasts" page. To access the call by phone, please go to the following registration link and you will be provided with dial-in details. To avoid delays, we encourage participants to dial into the conference call fifteen minutes ahead of the scheduled start time. A replay of the webcast will also be available for a limited time at http://ir.aspentech.com/.

About AspenTech

Aspen Technology, Inc. (NASDAQ: AZPN) is a global software leader helping industries at the forefront of the world’s dual challenge meet the increasing demand for resources from a rapidly growing population in a profitable and sustainable manner. AspenTech solutions address complex environments where it is critical to optimize the asset design, operation and maintenance lifecycle. Through our unique combination of deep domain expertise and innovation, customers in capital-intensive industries can run their assets safer, greener, longer and faster to improve their operational excellence. To learn more, visit AspenTech.com.

Forward-Looking Statements

Statements in this press release that are not strictly historical may be “forward-looking” statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties, and AspenTech undertakes no obligation to update any such statements to reflect later developments. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “strategy,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” “opportunity” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These risks and uncertainties include, without limitation: the failure to realize the anticipated benefits of our transaction with Emerson Electric Co.; risks resulting from our status as a controlled company; AspenTech’s ability to successfully complete on the terms and conditions contemplated, and the financial impact of, the proposed Micromine transaction; the scope, duration and ultimate impacts of the COVID-19 pandemic and the Russia-Ukraine conflict; as well as economic and currency conditions, market demand, including related to the pandemic and adverse changes in the process or other capital-intensive industries such as materially reduced spending budgets due to oil and gas price declines and volatility, pricing, protection of intellectual property, cybersecurity, natural disasters, tariffs, sanctions, competitive and technological factors, inflation; and others, as set forth in AspenTech’s most recent Annual Report on Form 10-KT and subsequent reports filed with the Securities and Exchange Commission. The outlook contained herein represents AspenTech’s expectation for its consolidated results, other than as noted herein.

© 2023 Aspen Technology, Inc. AspenTech, aspenONE, asset optimization and the Aspen leaf logo are trademarks of Aspen Technology, Inc. All rights reserved. All other trademarks are property of their respective owners.

ASPEN TECHNOLOGY, INC. AND SUBSIDIARIES CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS (Unaudited in Thousands, Except per Share Data)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2023	2022	2023	2022
Revenue:
License and solutions	$136,292	$50,838	$446,360	$143,544
Maintenance	77,283	27,313	234,277	78,120
Services and other	16,303	6,450	42,898	21,727
Total revenue	229,878	84,601	723,535	243,391
Cost of revenue:
License and solutions	68,980	35,546	209,326	103,155
Maintenance	9,020	4,296	27,804	12,604
Services and other	15,799	3,959	40,897	13,139
Total cost of revenue	93,799	43,801	278,027	128,898
Gross profit	136,079	40,800	445,508	114,493
Operating expenses:
Selling and marketing	120,035	18,899	356,260	61,894
Research and development	54,046	15,462	153,741	46,400
General and administrative	40,471	9,139	124,557	22,792
Restructuring costs	—	43	—	288
Total operating expenses	214,552	43,543	634,558	131,374
(Loss) from operations	(78,473)	(2,743)	(189,050)	(16,881)
Other (expense), net	(13,281)	(2,685)	(33,270)	(5,463)
Interest income (expense), net	9,969	(28)	19,112	(320)
(Loss) before provision for income taxes	(81,785)	(5,456)	(203,208)	(22,664)
(Benefit) for income taxes	(24,150)	(2,176)	(68,132)	(7,422)
Net (loss)	$(57,635)	$(3,280)	$(135,076)	$(15,242)
Net (loss) per common share:
Basic	$(0.89)	$(0.09)	$(2.09)	$(0.42)
Diluted	$(0.89)	$(0.09)	$(2.09)	$(0.42)
Weighted average shares outstanding:
Basic	64,796	36,308	64,622	36,308
Diluted	64,796	36,308	64,622	36,308

ASPEN TECHNOLOGY, INC. AND SUBSIDIARIES CONSOLIDATED AND COMBINED BALANCE SHEETS (Unaudited in Thousands, Except Share and Per Share Data)

	March 31, 2023	June 30, 2022
ASSETS
Current assets:
Cash and cash equivalents	$286,736	$449,725
Accounts receivable, net	115,362	111,027
Current contract assets, net	399,388	428,833
Prepaid expenses and other current assets	22,951	23,461
Receivables from related parties	43,998	16,941
Prepaid income taxes	7,603	17,503
Total current assets	876,038	1,047,490
Property, equipment and leasehold improvements, net	18,332	17,148
Goodwill	8,328,210	8,266,809
Intangible assets, net	4,780,644	5,112,781
Non-current contract assets, net	471,397	428,232
Contract costs	11,174	5,473
Operating lease right-of-use assets	69,173	78,286
Deferred tax assets	2,388	4,937
Other non-current assets	9,553	8,766
Total assets	$14,566,909	$14,969,922

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$11,531	$21,416
Accrued expenses and other current liabilities	95,319	90,123
Liability from foreign currency forward contract	40,454	—
Due to related parties	16,103	4,111
Current operating lease liabilities	12,683	7,191
Income taxes payable	24,729	6,768
Current borrowings	—	28,000
Current contract liabilities	154,313	143,327
Total current liabilities	355,132	300,936
Non-current contract liabilities	27,654	21,081
Deferred income tax liabilities	990,461	1,145,408
Non-current operating lease liabilities	57,706	71,933
Non-current borrowings, net	—	245,647
Other non-current liabilities	16,877	15,560
Stockholders’ equity:
Common stock, $0.0001 par value Authorized—600,000,000 shares Issued— 64,858,598 shares at March 31, 2023 and 64,425,378 shares at June 30, 2022 Outstanding— 64,858,598 shares at March 31, 2023 and 64,425,378 shares at June 30, 2022	6	6
Additional paid-in capital	13,188,678	13,107,570
Retained (deficit) earnings	(68,707)	66,369
Accumulated other comprehensive (loss)	(898)	(4,588)
Total stockholders’ equity	13,119,079	13,169,357
Total liabilities and stockholders’ equity	$14,566,909	$14,969,922

ASPEN TECHNOLOGY, INC. AND SUBSIDIARIES CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS (Unaudited in Thousands)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2023	2022	2023	2022
Cash flows from operating activities:
Net (loss)	$(57,635)	$(3,280)	$(135,076)	$(15,242)
Adjustments to reconcile net (loss) to net cash provided by operating activities:
Depreciation and amortization	123,165	23,251	368,266	77,335
Reduction in the carrying amount of right-of-use assets	3,901	1,173	10,463	4,240
Net foreign currency (gain) losses	(1,033)	2,752	3,711	5,765
Realized gain on settlement of foreign currency forward contracts	(10,821)	—	(10,821)	—
Stock-based compensation	22,843	519	64,020	1,345
Deferred income taxes	(49,661)	(3,801)	(156,046)	(11,848)
Provision for uncollectible receivables	716	810	3,944	852
Other non-cash operating activities	1,698	83	1,108	167
Changes in assets and liabilities:
Accounts receivable	22,630	29,423	(11,060)	(17,637)
Contract assets	67,192	(1,735)	(10,672)	(14,769)
Contract costs	(1,810)	—	(5,357)	—
Lease liabilities	(3,694)	(1,335)	(10,303)	(3,146)
Prepaid expenses, prepaid income taxes, and other assets	(6,536)	505	27,641	(662)
Liability from foreign currency forward contract	25,135	—	40,454	—
Accounts payable, accrued expenses, income taxes payable and other liabilities	(10,548)	5,177	(12,038)	(7,628)
Contract liabilities	5,494	(9,437)	17,416	1,349
Net cash provided by operating activities	131,036	44,105	185,650	20,121
Cash flows from investing activities:
Purchases of property, equipment and leasehold improvements	(1,671)	(442)	(4,515)	(3,831)
Proceeds from settlement of foreign currency forward contracts	10,821	—	10,821	—
Payments for business acquisitions, net of cash acquired	2,449	—	(72,498)	(1,065)
Payments for equity method investments	(211)	—	(676)	—
Payments for capitalized computer software development costs	(18)	—	(347)	—
Purchases of other assets	(1,000)	4	(1,000)	(287)
Net cash provided by (used in) investing activities	10,370	(438)	(68,215)	(5,183)
Cash flows from financing activities:
Issuance of shares of common stock	5,937	—	31,542	—
Payment of tax withholding obligations related to restricted stock	(2,708)	—	(14,406)	—
Deferred business acquisition payments	—	—	(1,363)	—
Repayments of amounts borrowed under term loan	(264,000)	—	(276,000)	—
Net transfers to Parent Company	(35,621)	(50,104)	(5,749)	(17,249)
Payments of debt issuance costs	—	—	(2,375)	—
Net cash (used in) financing activities	(296,392)	(50,104)	(268,351)	(17,249)
Effect of exchange rate changes on cash and cash equivalents	(4,366)	(852)	(12,073)	(986)
(Decrease) in cash and cash equivalents	(159,352)	(7,289)	(162,989)	(3,297)
Cash and cash equivalents, beginning of period	446,088	27,651	449,725	23,659
Cash and cash equivalents, end of period	$286,736	$20,362	$286,736	$20,362

ASPEN TECHNOLOGY, INC. AND SUBSIDIARIES Reconciliation of GAAP to Non-GAAP Results of Operations and Cash Flows (Unaudited in Thousands, Except per Share Data)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2023	2022	2023	2022
Total expenses
GAAP total expenses (a)	$308,351	$87,344	$912,585	$260,272
Less:
Stock-based compensation (b)	(22,843)	(519)	(64,020)	(1,345)
Amortization of intangibles (c)	(121,639)	(22,397)	(363,960)	(73,382)
Acquisition and integration planning related fees	(761)	—	(7,030)	(54)

Non-GAAP total expenses	$163,108	$64,428	$477,575	$185,491

Income from operations
GAAP (loss) from operations	$(78,473)	$(2,743)	$(189,050)	$(16,881)
Plus:
Stock-based compensation (b)	22,843	519	64,020	1,345
Amortization of intangibles (c)	121,639	22,397	363,960	73,382
Acquisition and integration planning related fees	761	—	7,030	54

Non-GAAP income from operations	$66,770	$20,173	$245,960	$57,900

Net income
GAAP net (loss)	$(57,635)	$(3,280)	$(135,076)	$(15,242)
Plus (less):
Stock-based compensation (b)	22,843	519	64,020	1,345
Amortization of intangibles (c)	121,639	22,397	363,960	73,382
Acquisition and integration planning related fees	761	—	7,030	54
Unrealized loss on foreign currency forward contract	25,135	—	40,454	—
Realized gain on foreign currency forward contract	(10,821)	—	(10,821)	—
Less:
Income tax effect on Non-GAAP items (d)	(32,776)	(5,209)	(95,666)	(17,252)

Non-GAAP net income	$69,146	$14,427	$233,901	$42,287

Diluted loss per share
GAAP diluted (loss) per share	$(0.89)	$(0.09)	$(2.09)	$(0.42)
Plus (less):
Stock-based compensation (b)	0.35	0.01	0.98	0.04
Amortization of intangibles (c)	1.87	0.62	5.59	2.02
Acquisition and integration planning related fees	0.01	—	0.11	—
Unrealized loss on foreign currency forward contract	0.39	—	0.62	—
Realized gain on foreign currency forward contract	(0.17)	—	(0.17)	—
Impact of diluted shares	—	—	0.02	—
Less:
Income tax effect on Non-GAAP items (d)	(0.50)	(0.14)	(1.47)	(0.48)

Non-GAAP diluted income per share	$1.06	$0.40	$3.59	$1.16

Shares used in computing Non-GAAP diluted income per share	65,195	36,308	65,125	36,308

	Three Months Ended March 31,		Nine Months Ended March 31,
	2023	2022	2023	2022
Free Cash Flow (1)
Net cash provided by operating activities (GAAP)	$131,036	$44,105	$185,650	$20,121
Purchases of property, equipment and leasehold improvements	(1,671)	(442)	(4,515)	(3,831)
Payments for capitalized computer software development costs	(18)	—	(347)	—
Free cash flow (non-GAAP)	$129,347	$43,663	$180,788	$16,290
(1) Effective January 1, 2023, we no longer exclude acquisition and integration planning related payments from our computation of free cash flow. Free cash flow for all prior periods presented has been revised to the current period computation methodology.

(a) GAAP total expenses
	Three Months Ended March 31,		Nine Months Ended March 31,
	2023	2022	2023	2022
Total costs of revenue	$93,799	$43,801	$278,027	$128,898
Total operating expenses	214,552	43,543	634,558	131,374
GAAP total expenses	$308,351	$87,344	$912,585	$260,272

(b) Stock-based compensation expense was as follows:
	Three Months Ended March 31,		Nine Months Ended March 31,
	2023	2022	2023	2022
Cost of license and solutions	$832	$—	$2,752	$—
Cost of maintenance	427	—	1,462	—
Cost of services and other	599	—	1,457	—
Selling and marketing	3,695	—	10,886	—
Research and development	5,972	—	13,831	—
General and administrative	11,318	519	33,632	1,345
Total stock-based compensation	$22,843	$519	$64,020	$1,345

(c) Amortization of intangible assets was as follows:
	Three Months Ended March 31,		Nine Months Ended March 31,
	2023	2022	2023	2022
Cost of license and solutions	$48,035	$13,192	$143,377	$39,577
Selling and marketing	73,604	9,205	220,583	33,805
Total amortization of intangible assets	$121,639	$22,397	$363,960	$73,382

(d) The income tax effect on non-GAAP items for the three and nine months ended March 31, 2023 and 2022, respectively, is calculated utilizing the Company's combined US federal and state statutory tax rate as following:

	Three Months Ended March 31,		Nine Months Ended March 31,
	2023	2022	2023	2022
U.S. Statutory Rate	21.79%	22.73%	21.79%	23.07%

ASPEN TECHNOLOGY, INC. AND SUBSIDIARIES Reconciliation of Forward-Looking Guidance Range (Unaudited in Thousands, Except per Share Data)

	Twelve Months Ended June 30, 2023 (a)
	Range
	Low		High
Guidance - Total expenses
GAAP expectation - total expenses	$1,219,000		$1,224,000
Less:
Stock-based compensation	(84,000)		(84,000)
Amortization of intangible assets	(486,000)		(486,000)
Acquisition and integration planning related fees	(7,000)		(7,000)

Non-GAAP expectation - total expenses	$642,000		$647,000

Guidance - Income from operations
GAAP expectation - (loss) from operations	$(179,000)		$(164,000)
Plus:
Stock-based compensation	84,000		84,000
Amortization of intangible assets	486,000		486,000
Acquisition and integration planning related fees	7,000		7,000

Non-GAAP expectation - income from operations	$398,000		$413,000

Guidance - Net income and diluted income per share
GAAP expectation - net (loss) and diluted (loss) per share	$(110,000)	$(1.68)	$(97,000)	$(1.48)
Plus (less):
Stock-based compensation	84,000		84,000
Amortization of intangible assets	486,000		486,000
Acquisition and integration planning related fees	7,000		7,000
Unrealized loss on foreign currency forward contract	40,500		40,500
Realized gain on foreign currency forward contract	(10,800)		(10,800)
Less:
Income tax effect on Non-GAAP items (b)	(125,000)		(125,000)

Non-GAAP expectation - net income and diluted income per share	$371,700	$5.63	$384,700	$5.83

Shares used in computing guidance for Non-GAAP diluted income per share	66,000		66,000

Guidance - Free Cash Flow (1)
GAAP expectation - Net cash provided by operating activities	$323,500
Less:
Purchases of property, equipment and leasehold improvements	(8,000)
Payments for capitalized computer software development costs	(500)

Free cash flow expectation (non-GAAP)	$315,000

(1) Free cash flow guidance has been updated to reflect a change in methodology to calculate free cash flow. The change in free cash flow calculation methodology does not represent a change in management's expectations. Effective January 1, 2023, we no longer exclude acquisition and integration planning related payments from our computation of free cash flow. We have updated our guidance computation for free cash flow to reflect that such payments are no longer excluded from free cash flow.

(a) Rounded amount used, except per share data.
(b) The income tax effect on non-GAAP items for the twelve months ended June 30, 2023 is calculated utilizing the Company's statutory tax rate of 21.79 percent.